UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

Amendment and Exchange Agreement

Effective as of September 29, 2025, the Company and Five Narrow Lane LP, a Delaware limited partnership (“FNL”) entered into an agreement (the “Exchange Agreement”) pursuant to which FNL agreed to exchange a Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026 (the “Second Amended and Restated Debenture”) held by FNL for receipt of shares of Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred Stock”) with an aggregated stated value of 1,334,000. In consideration thereof, the Company agreed to issue 467 additional shares of Series C-2 Preferred Stock to FNL. As a result, the Second Amended and Restated Debenture has been paid in full and fully extinguished.

The foregoing summary of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The offer and sale of the Series C-2 Preferred Stock has been made in reliance on the exemptions from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer